                                                                    Exhibit 4.2

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                             PUBLIC SERVICE COMPANY
                                   OF COLORADO

                                       TO

                              THE BANK OF NEW YORK,

                                                       AS TRUSTEE



                      -------------------------------------



                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 15, 1999

                           Supplementing the Indenture
                            dated as of July 1, 1999


                      ------------------------------------


                     Establishing the Securities of Series A
                          Senior Notes 6 7/8% due 2009



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

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July 15, 1999, is between PUBLIC SERVICE COMPANY OF COLORADO, a Colorado corporation (hereinafter called the "Issuer" or the "Company"), having its principal office at 1225 17th Street, Denver, Colorado 80202, and THE BANK OF NEW YORK, as Trustee (hereinafter called the "Trustee"), having its principal corporate trust office at 101 Barclay Street, Floor 21 West, New York, New York 10286.


                             RECITALS OF THE ISSUER

     The Issuer has heretofore executed and delivered an Indenture, dated as of July 1, 1999 (the "Original Indenture", the Original Indenture, as supplemented by this supplemental indenture being hereinafter referred to as the "Indenture"), relating to the issuance at any time or from time to time of its Securities on terms to be specified at the time of issuance. As of the date hereof, no Securities have been issued under the Indenture. Terms used and not otherwise defined herein shall (unless the context otherwise clearly requires) have the respective meanings given to them in the Original Indenture.

     The Original Indenture provides in Article Three thereof that, prior to the issuance of Securities of any series, the form of such Securities and the terms applicable to such series shall be established in, or pursuant to, the authority granted in a resolution of the Board of Directors or established in one or more indentures supplemental thereto.

     The Issuer desires by this supplemental indenture, among other things, to establish the form of the Securities of a series, to be titled Series A Senior Notes 6 7/8% due 2009 of the Issuer, and to establish the terms applicable to such series, pursuant to Sections 201, 301 and 901 of the Original Indenture. The Issuer has duly authorized the execution and delivery of this supplemental indenture.

     Article Nine of the Original Indenture provides that the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time amend the Indenture without the consent of Securityholders for certain purposes enumerated in Section 901 thereof, including the purposes set forth in subsection (7) of said Section 901.

     The execution and delivery of this supplemental indenture by the parties hereto are in all respects authorized by the provisions of the Indenture.

     All things necessary have been done to make this supplemental indenture a valid agreement of the Issuer, in accordance with its terms.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually covenanted and agreed, as follows:


                                   ARTICLE ONE

             ESTABLISHMENT OF SERIES A SENIOR NOTES 6 7/8% DUE 2009

     Section 1.01. The title of the series of the Securities established by this supplemental indenture shall be Series A Senior Notes 6 7/8 % due 2009 of the Issuer (hereinafter called the "Series A Notes").

     Section 1.02. The Series A Notes shall be limited to $200,000,000 in aggregate principal amount.

     Section 1.03. The Series A Notes may be issued in whole or in part as one or more Global Securities and The Depository Trust Company, or a nominee thereof, shall be the Depository for such Global Security or Global Securities. The Depository for such Global Security or Global Securities representing Series A Notes may surrender one or more Global Securities representing Series A Notes in exchange in whole or in part for individual Series A Notes on such terms as are acceptable to the Issuer and such Depository and otherwise subject to the terms of the Indenture.

     Section 1.04. The principal of the Series A Notes shall be payable on July 15, 2009.

     Section 1.05. The Series A Notes shall bear interest at the rate of 6 7/8% per annum and shall accrue from July 16, 1999. The Interest Payment Dates shall be January 15 and July 15 in each year, commencing January 15, 2000. The Regular Record Dates in respect of such Interest Payment Dates shall be January 1 and July 1 in each year, respectively.

     Section 1.06. The Corporate Trust Office of The Bank of New York shall be the place at which the principal of the Series A Notes shall be payable. Any interest thereon shall be paid as specified in Section 307 of the Original Indenture.

     Section 1.07. The Series A Notes are subject to redemption upon not less than 30 days' notice by first class mail, in whole at any time or in part from time to time at the option of the Company at a redemption price equal to the greater of (i) 100% of the principal amount hereof to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Yield plus 15 basis points, plus in each case accrued and unpaid interest to the redemption date.

     "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term hereof that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term hereof. "Independent Investment Banker" means Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

     "Reference Treasury Dealer" means (i) any primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") designated by the Company.

     In the event of redemption of the Series A Notes in part only, a new Series A Note or Notes of the same series for the unredeemed portion thereof will be issued in the name of the Holder thereof upon the cancellation hereof.

     Section 1.08. Notice of redemption will be mailed at least 30 days before the redemption date to the Holder thereof at his address appearing on the Security Register. A notice of redemption shall provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice ("Conditional Redemption") and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

     Section 1.09. The Series A Notes shall be issued in denominations of $1000 and any integral multiple thereof.

     Section 1.10. Sections 1301 and 1302 of the Indenture shall be applicable to the Series A Notes.

     Section 1.11. The Issuer hereby appoints, or confirms the appointment of, The Bank of New York as the initial Trustee, Securities Registrar and Paying Agent, subject to the provisions of the Indenture with respect to resignation, removal and succession, and subject, further, to the right of the Issuer to appoint additional agents (including Paying Agents).

     Section 1.12. The Series A Notes shall be substantially in the form set forth in EXHIBIT A hereto, and shall have such further terms as are reflected in such form, subject to changes in the form thereof made by the Issuer and acceptable to the Trustee.


                                   ARTICLE TWO

                                  MISCELLANEOUS

     Section 2.01. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity of this supplemental indenture. The Indenture, as supplemented by this supplemental indenture, is in all respects hereby adopted, ratified and confirmed.

     Section 2.02. This supplemental indenture may be executed in any number of counterparts, and on separate counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 2.03. If any provision of this supplemental indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c), such imposed duties shall control.

     Section 2.04. The Article headings herein are for convenience only and shall not affect the interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the 15th day of July, 1999.


                                       PUBLIC SERVICE COMPANY OF COLORADO



                                       By:   /s/ Richard C. Kelly
                                           --------------------------
                                             Richard C. Kelly
                                             Executive Vice President


                                       THE BANK OF NEW YORK



                                       By:   /s/ Walter N. Gitlin
                                           --------------------------
                                             Authorized Signatory

                                    EXHIBIT A

                  Form of Series A Senior Note 6 7/8% due 2009

     THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITORY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW
YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                     PUBLIC SERVICE COMPANY OF COLORADO
                    Series A Senior Note 6 7/8 % due 2009



                 Interest Rate:    6 7/8%
        Interest Payment Dates:    January 15 and July 15
          Regular Record Dates:    January 1 and July 1
Original Interest Accrual Date:    January 16,1999
               Stated Maturity:    July 15,2009


CUSIP No. ___________              Principal Amount
                                   $200,000,000


     PUBLIC SERVICE COMPANY OF COLORADO, a corporation duly organized and existing under the laws of the State of Colorado (herein called the "Company", which term includes any successor corporation under the Indenture referred to below) promises to pay to _____________________________________ or registered assigns the principal sum of
Two Hundred Million Dollars on July 15, 2009, the Stated Maturity specified above.


1.   Interest.

          The Company promises to pay interest on the principal amount hereof at the Interest Rate per annum shown above from the Original Interest Accrual Date specified above, or from the most recent Interest Payment Date to which interest has been paid, semiannually in arrears, on the Interest Payment Dates specified above, in each year, commencing with the Interest Payment Date next succeeding the Original Interest Accrual Date specified above, until the principal hereof is paid or duly provided for. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment.

          The Company will pay interest so payable to the person who is the registered holder hereof at the close of business on the Regular Record Date for the next Interest Payment Date, except as otherwise provided in the Indenture and except that interest payable at Maturity will be paid to the person to whom principal is paid at Maturity. Payment of principal shall be made upon presentation hereof at the office of this Paying Agent. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to the holder's registered address.

3.   Agents.

          Initially, The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286 Attention: Corporate Trust Administration, will act as Paying Agent and Securities Registrar. The Company may change the Paying Agent to provide for more than one such agent. The Company may appoint one or more Security Registrars. The Company or any Affiliate may act in any such capacity. The Trustee may appoint one or more Authenticating Agents to authenticate the Securities.

4.   Indenture.

          The securities of this series (the "Securities") have been issued under an Indenture dated as of July 1, 1999

          (the "Indenture") between the Company and The Bank of New York (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Securities include those stated in the Indenture and in the Supplemental Indenture creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Securityholders are referred to the Indenture, the Supplemental Indenture and the Trust Indenture Act of 1939, as amended, for a statement of such terms.

5.   Redemption.

          This Security is subject to redemption upon not less than 30 days' notice by first class mail, in whole at any time or in part from time to time at the option of the Company at a redemption price equal to the greater of (i) 100% of the principal amount hereof to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Yield plus 15 basis points, plus in each case accrued and unpaid interest to the redemption date.

               "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

               "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term hereof that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term hereof. "Independent Investment Banker" means Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

               "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such

          Redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

               "Reference Treasury Dealer" means (i) any primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") designated by the Company.

               In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

6.   Notice of Redemption.

          Notice of redemption will be mailed at least 30 days before the redemption date to the holder hereof at his address appearing on the Security Register.

          A notice of redemption shall provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice ("Conditional Redemption") and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.

7.   Denominations, Transfer, Exchange.

          The Securities of this series are in registered form without coupons in denominations of $1000 and whole multiples of $1000. The transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture. The Securities Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Securities Registrar need not exchange or register the transfer of any Security of this series or portion thereof selected for redemption. Also, it need not exchange or register the transfer of any Security for a period of 15 days before the mailing of a notice of redemption of Securities of this series selected to be redeemed.

8.   Persons Deemed Owners.

          The registered holder of a Security may be treated as its owner for all purposes.

9.   Amendments and Waivers.

          Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in outstanding principal amount of the Securities. Subject to certain exceptions, a default under the Indenture may be waived with the consent of the holders of a majority in outstanding principal amount of the Securities.

          Without the consent of any Securityholder, the Indenture may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

10.  Restrictive Covenants.

          The Securities are unsecured general obligations of the Company limited to $200,000,000 principal amount. The Indenture does not limit the amount of debt the Company may issue thereunder or otherwise.

11.  Successors.

          When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

12.  Defeasance Prior to Redemption or Maturity.

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations hereunder and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest hereon to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

13.  Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Securities may declare the principal of all such Securities to be due and payable immediately.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

14.  Trustee Dealings with Company.

          The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15.  No Recourse Against Others.

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication.

          This Security shall not be valid for any purpose and shall not be entitled to any benefit under the Indenture until authenticated by a manual signature of the Trustee or any Authenticating Agent.

17.  Abbreviations.

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gifts to Minors Act).

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture, including the Supplemental Indenture which contains the text of this Security in larger type. Requests may be made to: Public Service Company of Colorado, 1225 17th Street, Denver, Colorado, 80202 attention: Corporate Secretary.


    [Corporate Seal]                              PUBLIC SERVICE
                                                  COMPANY OF COLORADO



                                             By: _______________________
                                                  name:
                                                  title:

Attest:

By:__________________
   name:
   title:


Authenticated:



     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                             THE BANK OF NEW YORK,
                                             as Trustee


Dated: July 16, 1999                         By: ____________________________
                                                  Authorized Signatory

                                 ASSIGNMENT FORM


                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to:

                         ---------------------------------------

                         ---------------------------------------


               (Insert assignee's social security or tax I.D. no.)


     ---------------------------------------

     ---------------------------------------

     ---------------------------------------

     (Print or type assignee's name, address and zip code)


and irrevocably appoint __________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Date:_________________                       Your Signature:___________________



     (Sign exactly as your name appears on the other side of this Security)